Exhibit 16.1

Sarna & Company
Certified Public Accountants

3195	Thousand	Phone: 805	Email:
Old	Oaks	371-8900	infot
Conejo	California	Fax: 805	sarnacpa.com
Road	91320	379-0140

April 14, 2017

Office of the Chief Accountant

Securities and Exchange Commission
100 F Street, NE

Washington, DC 20549

Dear Sir/Madam:

We have read the statements included under item 4.01 in the Form 8-K dated April 14, 2017 of 3PEA International, Inc. (the "Company) to be filed with the Securities and Exchange Commission and we concur with such statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Very truly yours,

/s/ Sarna & Company

Sarna & Company

Certified Public Accountants